                                                               EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS PER COMMON SHARE

                                                     Three months ended
                                                         December 31,
                                                    _____________________
(In thousands, except per share amounts)              1993        1992
_________________________________________________________________________
   <                                                   (Unaudited)
Earnings per Common Share:

   Net income available to common stockholders....  $ 9,361     $ 1,472
                                                    =======     =======

Shares:

   Weighted average number of shares
    outstanding ..................................   40,799      39,769


   Adjustments:

     Assumed issuances under stock option
     and stock purchase plans.....................    2,783       2,839
                                                    _______     _______


Total shares .....................................   43,582      42,608
                                                    =======     =======



Earnings per common share.........................  $   .21     $   .04
                                                    =======     =======





                                                               EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS PER COMMON SHARE
ASSUMING FULL DILUTION

                                                     Three months ended
                                                         December 31,
                                                    _____________________
(In thousands, except per share amounts)              1993        1992
_________________________________________________________________________
                                                        (Unaudited)
Earnings per Common Share:

   Net income available to common stockholders....  $ 9,361     $ 1,472
                                                    =======     =======

Shares:

   Weighted average number of shares
    outstanding ..................................   40,799      39,769


   Adjustments:

     Assumed issuances under stock option
     and stock purchase plans.....................    3,656       4,209
                                                    _______     _______


Total shares .....................................   44,455      43,978
                                                    =======     =======



Earnings per common share.........................  $   .21     $   .04
                                                    =======     =======

